                                                                    EXHIBIT 10.2


Convergent Communications(TM)                            Proprietary Information


                 Amendment 1 to Employment Services Agreement

1. Original Agreement. The Company and Employee have entered into an Employment Services Agreement dated effective March 9, 2000 ("Agreement"). This Amendment is entered into effective April 17, 2000.

2. Modifications. The Company and Employee agree to the following additions, changes and amendments to the Agreement:

Section Reference       Additions, Changes or Amendments
                        Company and Employee acknowledge that for purposes of
    3.6                 this Agreement, the Company will provide temporary
(Amendment)             living and furniture storage as described in Section 3.6
                        for a period of one (1) year from the date of Employee's employment.


                        Company agrees to pay down Employee's first residential
    3.7                 mortgage interest rate to 7% on Employee's first
   (new)                residence purchased in the Denver metropolitan area;
                        provided, that (i) the mortgage obtained by Employee is satisfactory to Company and is less than $1 million,
                        (ii) this section shall not apply to any subsequent residences purchased by Employee or any subsequent mortgages obtained by Employee, and (iii) this section shall only apply during the Term of Employee's employment with the Company.


3.   Part of Agreement.  This Amendment is a part of the Agreement.

4. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect, as if fully stated herein.

5. Capitalized Terms. Capitalized terms, and other defined terms, shall have the same meaning as that accorded to them in the Agreement, unless the context requires otherwise.

6. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date shown above.

CONVERGENT COMMUNICATIONS, INC.         BRIAN R. ERVINE
(Company)                               (Employee)


By: /s/ Joseph R. Zell                   /s/ Brian R. Ervine
   ________________________________     ________________________________

Title: Chief Executive Officer
      _____________________________